EXHIBIT 23.5



                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of SunTrust Banks, Inc. on Form S-4 of our report dated January 16, 1997 on the consolidated financial statements of Citizens Bancorp as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which is incorporated by reference in the Annual Report on Form 10-K of Crestar Financial Corporation for the year ended December 31, 1997.



                                        /s/ DELOITTE & TOUCHE LLP

Richmond, Virginia
November 13, 1998